Exhibit 10.2

MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, New York  10036

BANC OF AMERICA SECURITIES LLC
BANK OF AMERICA, N.A.
One Bryant Park
New York, NY  10036

March 23, 2010

MSCI Inc.
Wall Street Plaza, 88 Pine Street
New York, New York 10005

Attention:  Gary Retelny, Managing Director

Project Fox
Documentation Agent Commitment Letter

Ladies and Gentlemen:

Reference is made to (i) the Commitment Letter (together with the exhibits thereto as amended from time to time, the “Commitment Letter”) dated as of February 28, 2010 between MSCI Inc. (“you” or the “Borrower”) and Morgan Stanley Senior Funding, Inc. (“MSSF”) and (ii) the Fee Letter referred to therein.  This documentation agent commitment letter (the “Documentation Agent Commitment Letter”) sets forth the agreement of the Borrower, MSSF, Banc of America Securities LLC (“BofA Securities”) and Bank of America, N.A. (“Bank of America”) regarding the participation of BofA Securities as Documentation Agent and the commitment by Bank of America to provide a portion of the commitments under the Commitment Letter.  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.

Each of BofA Securities and Bank of America acknowledges and agrees that MSSF is exclusively authorized by the Borrower to act as sole and exclusive lead arranger and book-runner (in such capacity, the “Lead Arranger”) in connection with the Facilities and as administrative agent for the Facilities.  For the avoidance of doubt, nothing in this Documentation Agent Commitment Letter shall give any rights to BofA Securities or Bank of America as the Lead Arranger, Commitment Party or the Administrative Agent.

1.           Commitments.  Bank of America is pleased to commit to provide $127.5 million of the Term Loan Facility and $10.0 million of the Revolving Facility subject to and on the terms and conditions set forth in the Commitment Letter.  The commitment of MSSF under the Commitment Letter with respect to the Term Loan Facility shall be reduced by an amount equal to the commitment of Bank of America hereunder with respect to the Term Loan Facility, and the commitment of MSSF under the Commitment Letter with respect to the Revolving Facility shall be reduced by an amount equal to the commitment of Bank of America hereunder with respect to the Revolving Facility.  In the event that the aggregate commitments under the Commitment Letter with respect to the Term Loan Facility are reduced in accordance with Section 1 thereof, the commitment of Bank of America with respect to the Term Loan

Facility shall be reduced on a pro rata basis.  It is agreed that, notwithstanding anything to the contrary in the Commitment Letter, BofA Securities shall act as documentation agent for the Facilities (in such capacity, the “Documentation Agent”).

2.           Fees.  As consideration for Bank of America’s agreements under this Documentation Agent Commitment Letter with respect to the Facilities, you will pay, or cause to be paid, to Bank of America the Commitment Fee (as defined in the Fee Letter) with respect to the commitments made by Bank of America hereunder as of the date hereof, the Ticking Fee (as defined in the Fee Letter) with respect to the daily aggregate amount of commitments made by Bank of America hereunder and the Upfront Fee (as defined in the Fee Letter) with respect to the Term Loans funded by Bank of America and the commitment of Bank of America in respect of the Revolving Facility on the date the Documentation is executed and delivered, at the times and in the amounts specified in the Fee Letter, and no other fees or amounts.  Each of the Commitment Fee, the Ticking Fee and the Upfront Fee due and payable to MSSF under the Fee Letter shall be reduced by the amounts paid to Bank of America pursuant hereto.

3.           Indemnity.  You agree that each of BofA Securities and Bank of America will have the benefit of all the provisions of Section 5 of the Commitment Letter and shall be deemed to be an “Indemnified Person” for all purposes thereunder. Each of Bank of America and BofA Securities shall be a beneficiary of all acknowledgements, representations, warranties, and waivers made by, and covenants of, the Borrower in the Commitment Letter and the Fee Letter, to the same extent as the same are applicable to MSSF. For the avoidance of doubt, the right (a) to determine the satisfaction of or to waive the satisfaction of any conditions precedent and (b) to exercise any flex rights shall remain solely with MSSF. It is understood and agreed that Cahill Gordon & Reindel LLP will act as counsel to MSSF, Bank of America, BofA Securities, Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC.

4.           Confidentiality.  This Documentation Agent Commitment Letter is furnished solely for your benefit, and may not be relied upon or enforced by any other person or entity other than the parties hereto and the Indemnified Persons.  This Documentation Agent Commitment Letter is delivered to you on the condition that neither the existence of this Documentation Agent Commitment Letter nor any of its contents shall be disclosed, directly or indirectly, to any other person or entity except (i) to your directors, officers, employees and advisors on a “need to know” and confidential basis and only in connection with the Transactions, (ii) this Documentation Agent Commitment Letter may be disclosed to the Target and its directors, officers and advisors on a “need-to-know” basis and only in connection with the Transactions, (iii) as may be compelled in a legal, judicial or administrative proceeding or as otherwise required by law (provided that you shall promptly notify us thereof to the extent permitted by law) and (iv) this Documentation Agent Commitment Letter and the existence and contents hereof may be disclosed in any syndication or other marketing material in connection with the Facilities or in connection with any public filing requirement.

BofA Securities and Bank of America agree to be bound by the confidentiality provisions contained in the second paragraph of Section 6 of the Commitment Letter.

5.           Patriot Act.  We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (October 26, 2001) (as amended, the “Patriot Act”), we and the other Lenders are required to obtain, verify and record information that identifies the Borrower and the Target and its subsidiaries, which information includes the name, address, tax identification number and other information regarding them that will allow any of us or such Lender to identify the Borrower and the Target in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective on behalf of Bank of America, Commitment Party and each other Lender.

6.           Governing Law, etc.  This Documentation Agent Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby.  Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Documentation Agent Commitment Letter is hereby waived.  You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and New York State courts located in the City of New York, Borough of Manhattan (and appellate courts thereof) in connection with any dispute related to this Documentation Agent Commitment Letter or any matters contemplated hereby.  You agree that any service of process, summons, notice or document by registered mail addressed to you at the address set forth above shall be effective service of process for any suit, action or proceeding relating to any such dispute.  You and we irrevocably and unconditionally waive, to the maximum extent permitted by law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the right of any party hereto to serve legal process in any other manner permitted by law.

7.           Miscellaneous.  This Documentation Agent Commitment Letter constitutes the entire agreement and understanding between you and your subsidiaries and BofA Securities and Bank of America with respect to the Facilities and supersedes all prior written or oral agreements and understandings relating to the specific matters hereof.  No individual has been authorized by BofA Securities or Bank of America or any of their respective affiliates to make any oral or written statements that are inconsistent with this Documentation Agent Commitment Letter.

Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Documentation Agent Commitment Letter.  Delivery of an executed counterpart of a signature page to this Documentation Agent Commitment Letter by facsimile or electronic ..pdf shall be effective as delivery of a manually executed counterpart of this Documentation Agent Commitment Letter.  This Documentation Agent Commitment Letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument.  The provisions of Sections 3, 4 and 6 and this Section 7 shall survive termination of this Documentation Agent Commitment Letter.  This Documentation Agent Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto.  This Documentation Agent Commitment Letter shall not be assignable by you without our prior written consent and any purported assignment without such consent shall be null and void.  This Documentation Agent Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and any Indemnified Persons).  For the avoidance of doubt, in no event shall any Indemnified Person be liable to pay the Parent Termination Fee (as defined in the Acquisition Agreement) or any portion thereof, or any settlement in lieu thereof.

The commitments and any other obligations of Bank of America set forth hereunder will expire on the earliest to occur of (i) the execution and delivery of satisfactory Documentation by all of the parties thereto and the consummation of the Acquisition; (ii) 5:00 p.m., New York time, on September 1, 2010, if the Closing Date shall not have occurred prior to such time; and (iii) the date of termination or abandonment of the Acquisition Agreement.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title: Authorized Signatory

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title: Authorized Signatory

BANK OF AMERICA, N.A.

By:
Name:
Title: Authorized Signatory

Agreed to and accepted as of
the date first written above:

MSCI INC.

By:
Name:
Title: